UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 7, 2018, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) to acquire the energy project finance origination, underwriting and capital markets business (the “Project Finance Debt Business”) of GE Capital Global Holdings, LLC (the “Seller”) for a purchase price of approximately $2.2 billion.  The Project Finance Debt Business consists of 21 full-time employees, and the transaction includes the acquisition of a portfolio of 51 senior secured project finance loans with total commitments of approximately $2.5 billion, including approximately $400 million of unfunded commitments, as of June 30, 2018.  The portfolio of loans may change prior to the closing of the acquisition as a result of prepayments, new originations and acquisitions and for other reasons.  The acquisition is expected to close by the end of the third quarter of 2018. Completion of the acquisition is subject to the satisfaction of customary closing conditions, and there can be no assurance that the acquisition will close on the terms anticipated or at all.

In connection with the pending acquisition of the Project Finance Debt Business, on August 7, 2018, the Company entered into a debt commitment letter with MUFG Bank, Ltd. providing for a senior secured term loan facility, a senior secured revolving credit facility, a senior secured delayed draw term loan facility and a senior secured letter of credit facility (collectively, the “Senior Secured Credit Facilities”) in an aggregate principal amount of up to approximately $2.1 billion, with an initial advance of approximately $1.7 billion, for purposes of funding a portion of the acquisition and the Company’s ongoing obligations under the acquired project finance loans (the “Senior Secured Credit Facilities Commitment Letter”).  The Senior Secured Credit Facilities are expected to mature three years from initial funding, subject to a one-year extension at the option of the borrowers upon the satisfaction of certain limited conditions precedent.

In addition, on August 7, 2018, the Company entered into a debt commitment letter pursuant to which Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, and Citigroup Global Markets Inc. committed to provide a senior unsecured bridge facility (the “Bridge Facility”), in a principal amount of up to $600 million (the “Bridge Facility Commitment Letter”).  Availability under the Bridge Facility will be reduced by the proceeds of the Company’s issuance of equity, the incurrence of certain other debt or the sale of available assets, subject to limited exceptions. If the Company elects to enter into the Bridge Facility, the proceeds thereof will be used for purposes of funding a portion of the acquisition.  The Bridge Facility would mature 364 days after the initial funding.

The Company anticipates that the agreement that will govern the Senior Secured Credit Facilities (the “MUFG Credit Agreement”) and, if entered into, the agreement that will govern the Bridge Facility (the “Bridge Facility Agreement”), will contain covenants, representations and warranties and events of default customary for borrowings of this type.  The Company expects to enter into the MUFG Credit Agreement, and, if the commitments thereunder have not been reduced to zero as described above, the Company expects to have the option to enter into the Bridge Facility Agreement, in each case, contemporaneously with the closing of the acquisition of the Project Finance Debt Business.  However, the Company’s entry into the MUFG Credit Agreement and its option to enter into the Bridge Facility Agreement are each subject to uncertainties, many of which are not within the Company’s control.  There can be no assurance that the Company will enter into the MUFG Credit Agreement or the Bridge Facility Agreement on the terms or within the timeframe described in their entirety or at all.

The Company may also use cash on hand in connection with the financing of the acquisition.

Incidental to the entry into the Purchase Agreement, the Company entered into a transitional services agreement with the Seller pursuant to which the Seller will provide to the Company certain transitional services with respect to the Project Finance Debt Business, including certain infrastructure services, access to systems and technology resources, use of facilities and software and other assistance on a transitional basis.  In addition, the Company entered into an employee matters agreement with the Seller covering certain employment and benefits matters with respect to the employees of the Project Finance Debt Business, including with respect to the Company’s obligation to provide certain terms and conditions of employment to such employees for a specified period following the closing.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth regarding the Senior Secured Credit Facilities Commitment Letter and, if entered into, the Bridge Facility Commitment Letter in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.                                        Regulation FD Disclosure.

On August 8, 2018, the Company issued a press release announcing its entry into the Purchase Agreement.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.                                        Other Events.

Summary of Strategic Benefits of Acquisition of the Project Finance Debt Business

The Company expects the acquisition of the Project Finance Debt Business, as described above under Item 1.01 of this Current Report on Form 8-K, to benefit it in several key areas:

•                  Attractive Risk-Adjusted Returns with Strong Credit Profile: Senior secured energy project finance loans, collateralized by real assets and largely backed by long-term purchase contracts with investment grade counterparties, offer attractive risk-adjusted returns.

•                  Attractive Portfolio Characteristics:

•                  Acquired loan portfolio is 97% floating-rate, making it positively correlated to rising interest rates

•                  Initial portfolio duration of over four years, coupled with new loan origination duration of over five years, will extend the Company’s portfolio duration

•                  Low correlation of energy project finance to commercial real estate sector improves overall portfolio diversification

•                  Established, Full Service Origination Platform: Comprehensive platform consisting of 21 seasoned employees including existing leadership team and expertise across loan origination, underwriting, capital markets and asset management.

•                  Leverages Existing Expertise at Starwood Energy Group: Complements Starwood Energy Group’s platform, which specializes in energy infrastructure equity investments and has a history of over $7 billion of successful transactions.

•                  Highly Scalable Opportunity: Positions the Company in the large and growing energy project finance market and provides for additional capital deployment opportunities.

•                  Leading Global Multi-Cylinder Diversified Finance Company: Expands the Company’s position as a leading global finance company with compelling capital deployment opportunities across multiple asset classes and the Company’s ability to maintain an attractive return profile throughout varying market conditions.

There can be no assurance that the Company will realize the expected strategic benefits of the acquisition.

Overview of Project Finance

Project finance is the financing of long-term infrastructure and industrial projects using a non-recourse or limited recourse financial structure.  Projects are typically capitalized through a combination of debt and equity. The loan structure for project finance relies primarily on the project’s cash flows for repayment, with the project’s assets, rights and interests typically pledged as collateral.

Project finance is commonly used in the power, mining, transportation and telecommunications industries, among others.  A project finance loan may finance the new construction of a project or the operations of an existing project, and project finance transactions typically fall into three broad revenue model categories—fully contracted, partly contracted and merchant.  A fully contracted project is a financing in which the user or users agree to pay for access to substantially all of the project’s production over a prolonged period (typically 10 to 20 years); a partly contracted project is a financing in which the user or users agree to pay for access to a portion of the project’s production over an interim period relative to the life of the loan; and a merchant project is a financing that does not provide for a commitment from the user or users.

Project finance loans typically have a low default rate and a low correlation to the overall economy because of the strong structural protections in the loans and all or a portion of their cash flows often are backed by long-term purchase contracts with creditworthy counterparties.

Description of the Project Finance Debt Business

As described above in Item 1.01 of this Current Report on Form 8-K, the Company entered into the Purchase Agreement to acquire the Project Finance Debt Business of the Seller.  The Project Finance Debt Business is an energy project finance origination, underwriting and capital markets business with over $24 billion in gross origination volume since its inception in 2004.  The Project Finance Debt Business focuses on project finance investments in the power sector, including thermal power, renewable power and upstream / midstream / downstream oil and gas (each of which is described below), on a global basis, and is positioned to expand into other renewable sectors, technology sectors and broader infrastructure sectors.  The Project Finance Debt Business consists of 21 full-time employees with capabilities across loan origination, underwriting, capital markets and asset management, and its senior management team, which has an average of more than 21 years of industry experience in the power sector and/or financial services, has worked together for more than 11 years.

The existing loan portfolio of the Project Finance Debt Business consists of 51 senior secured project finance loans with total commitments of approximately $2.5 billion, including approximately $400 million of unfunded commitments, as of June 30, 2018.  The portfolio of loans may change prior to the closing of the acquisition as a result of prepayments, new originations and acquisitions and for other reasons.  The loans are focused in the power industry, including thermal power, renewable power and upstream / midstream / downstream oil and gas.  As of June 30, 2018, the weighted average maturity of the loans was 5.8 years and 97% of the loans had floating interest rates.  The all-in interest rate (representing the annualized weighted average three-month forward LIBOR rate plus a spread) of the loans as of June 30, 2018 was approximately 5.0%.  As of June 30, 2018, approximately 84% of the loans in the portfolio were fully funded (excluding the issuance of letters of credit) and the average loan size was $50 million.  In addition, as of June 30, 2018, approximately 77% of the loans in the portfolio related to operational projects as opposed to new construction projects, approximately 75% related to projects located in the United States and approximately 90% of the loans were denominated in U.S. dollars.  Moreover, the debt service coverage ratio of the loans was 1.6x as of June 30, 2018.

The following table provides additional details regarding the loans in the portfolio as of June 30, 2018.

	Thermal(1)	Renewable(2)	Upstream/Midstream/ Downstream(3)(4)	Total
Deal Count	35	9	7	51
Total Commitments	$1.5 bn	$0.7 bn	$0.3 bn	$2.5 bn
Total Funded Balances(5)	$1.2 bn	$0.7 bn	$0.2 bn	$2.1 bn
Current All-In Interest Rate(6)	5.4%	4.3%	4.7%	5.0%
WAL Remaining(7)	4.0 years	3.6 years	6.1 years	4.1 years

(1)         The thermal power sector includes conventional power generation plants, such as natural gas and coal, and related infrastructure, including transmission and distribution lines.

(2)         The renewable power sector includes wind, solar and hydroelectric power projects, as well as new renewable technologies, such as fuel cells, wave power and storage.

(3)         The upstream oil and gas sector includes oil and gas exploration and production, the midstream oil and gas sector includes pipelines and gas distribution and the downstream oil and gas sector includes refineries.

(4)         Includes one upstream oil and gas transaction.

(5)         Excludes the issuance of letters of credit.

(6)         Represents the annualized weighted average three-month forward LIBOR rate plus a spread as of June 30, 2018.

(7)         Represents the weighted average remaining life of the loans, and excludes the revolving credit facility and the letter of credit facility obligations relating to project finance debt investments.

The Company’s Portfolio After Giving Effect to the Acquisition

The Project Finance Debt Business’s loan portfolio will further diversify the Company’s existing portfolio by adding exposure to assets with lower default rates and counter cyclical characteristics.  On a pro forma basis, after giving effect to the completion of the acquisition, the Company would have had total assets as of June 30, 2018 of approximately $15.1 billion (excluding accumulated depreciation and amortization, cash and cash equivalents, restricted cash, loans transferred as secured borrowings, variable interest entities, or VIEs, and other corporate and non-investment assets).  In addition, on a pro forma basis, after giving effect to the completion of the acquisition, approximately 93% of the Company’s loan portfolio would have consisted of first mortgages, based on carrying value as of June 30, 2018.  The figure below provides additional information with respect to the Company’s total assets, by investment type, as of June 30, 2018, on a pro forma basis, after giving effect to the completion of the acquisition.

Pro Forma Assets by Investment Type(1)

(1)         Statistics in figure exclude accumulated depreciation and amortization, cash and cash equivalents, restricted cash, loans transferred as secured borrowings, VIEs and other corporate and non-investment assets.

(2)         First mortgages include first mortgage loans and any contiguous mezzanine loan components because as a whole, the expected credit quality of these loans is more similar to that of a first mortgage loan.

Risks Related to the Company’s Pending Acquisition of the Project Finance Debt Business and its Investments

In addition to the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 under Item 1A. Risk Factors, please see the risk factors below regarding the pending acquisition of the Project Finance Debt Business.

Failure to complete the acquisition of the Project Finance Debt Business could negatively impact the Company’s stock price and future business and financial results.

On August 7, 2018, the Company entered into a Purchase Agreement to acquire the Project Finance Debt Business for a purchase price of approximately $2.2 billion.  The acquisition is expected to close by the end of the third quarter of 2018. Completion of the acquisition is subject to the satisfaction of customary closing conditions, and there can be no assurance that the transaction will close on the terms anticipated or at all.  If the acquisition of the Project Finance Debt Business is not completed, the Company may be adversely affected and the Company will be subject to several risks and consequences, including the following:

•                  in the event the Purchase Agreement is terminated by the Seller as the result of the Company’s breach or default under the agreement, the Company would be required to pay the Seller a termination fee in the amount of $100 million;

•                  the Company will be required to pay certain costs relating to the acquisition, whether or not the acquisition is completed, such as legal and accounting fees; and

•                  matters relating to the acquisition may require substantial commitments of time and resources by the Company’s management team, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

In addition, if the acquisition is not completed, the Company may experience negative reactions from the financial markets. The Company also could be subject in some circumstances to stockholder or other litigation relating to the failure to complete the acquisition, as well as proceedings by the Seller to seek specific performance of the Company’s obligations under the Purchase Agreement or to recover damages for any breach by the Company of the Purchase Agreement.

If financing for the acquisition of the Project Finance Debt Business becomes unavailable, the Company may be forced to liquidate other assets to pay for the acquisition or may be unable to close the acquisition.

The Company has entered into commitment letters providing for debt financing in an amount sufficient to finance all or a portion of the purchase price for the acquisition of the Project Finance Debt Business.  In connection with entering into the Purchase Agreement, on August 7, 2018, the Company entered into the Senior Secured Credit Facilities Commitment Letter with MUFG Bank, Ltd. providing for the Senior Secured Credit Facilities, in an aggregate principal amount of up to approximately $2.1 billion, with an initial advance of approximately $1.7 billion, for purposes of funding a portion of the acquisition and the Company’s ongoing obligations under the acquired project finance loans.  In addition, on August 7, 2018, the Company entered into the Bridge Facility Commitment Letter pursuant to which Credit Suisse Loan Funding LLC, Credit Suisse AG, Cayman Islands Branch, and Citigroup Global Markets Inc. committed to provide the Bridge Facility in a principal amount of up to $600 million.  Availability under the Bridge Facility will be reduced by the proceeds of the Company’s issuance of equity, the incurrence of certain other debt or the sale of available assets, subject to limited exceptions.  If the Company elects to enter into the Bridge Facility, the proceeds thereof will be used for purposes of funding a portion of the acquisition.

There are a number of conditions in the debt commitment letters that must be satisfied or waived in order for the respective closings of the debt financings to occur, and there is a risk that these conditions will not be satisfied.  In the event that the financings contemplated by the debt commitment letters are not available to the Company, the Company may be required to obtain alternative financing on terms that are less favorable to the Company than those in the debt commitment letters.  If other financing becomes necessary and the Company is unable to secure such other financing on acceptable terms, the Company may be forced to liquidate other assets in order to pay the purchase price of the acquisition, which could have an adverse effect on the Company’s results of operations and financial condition, or the Company may be unable to close the acquisition at all.

The Company may not realize all of the anticipated benefits of the acquisition of the Project Finance Debt Business or such benefits may take longer to realize than expected.

The success of the acquisition of the Project Finance Debt Business will depend, in part, on the Company’s ability to realize the anticipated benefits from successfully integrating the Project Finance Debt Business with the Company. The combination of this business with the Company is a complex, costly and time-consuming process. As a result, the Company will be required to devote significant management attention and resources to integrating the Project Finance Debt Business with the Company.  The integration process may disrupt the Company’s business and, if implemented ineffectively, could preclude the Company from realizing all of the potential benefits the Company expects to realize with respect to the acquisition. The Company’s failure to meet the challenges involved in the integration could cause an interruption of, or a loss of momentum in, the Company’s business and could harm the Company’s results of operations.  In addition, the integration may result in material unanticipated problems, expenses, liabilities, loss of business relationships and diversion of management’s attention, and may cause the Company’s stock price to decline. The difficulties of integrating the Project Finance Debt Business with the Company’s operations include, among others:

•                 managing a new area of business;

•                  the potential diversion of management focus and resources from other strategic opportunities and from operational matters and potential disruption associated with the acquisition;

•                  maintaining employee morale and retaining key management and other employees;

•                  integrating two unique business cultures;

•                  the possibility of faulty assumptions underlying expectations regarding the integration process;

•                  consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•                  coordinating geographically separate organizations;

•                  unanticipated issues in integrating information technology, communications and other systems;

•                  unanticipated changes in applicable laws and regulations;

•                  managing tax costs or inefficiencies associated with the integration process;

•                  suffering losses if the Company does not experience the anticipated benefits of the transaction; and

•                  unforeseen expenses or delays associated with the acquisition of the Project Finance Debt Business.

The Company may not be able to service all of the combined company’s indebtedness and may be forced to take other actions to satisfy the Company’s obligations under its indebtedness, which may not be successful. The Company’s failure to meet its debt service obligations could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company depends on cash on hand and cash flows from operations to make scheduled debt payments. The Company expects to be able to meet the estimated cash interest payments on the combined company’s debt following the acquisition of the Project Finance Debt Business through the expected cash flows from operations of the combined company. However, the Company’s ability to generate sufficient cash flow from operations of the combined company and to utilize other methods to make scheduled payments will depend on a range of economic, competitive and business factors, many of which are outside the Company’s control. There can be no assurance that these sources will be adequate. If the Company is unable to service its indebtedness and fund its operations, the Company will be forced to reduce or delay capital expenditures, seek additional capital, sell assets or refinance the Company’s indebtedness. Any such action may not be successful and the Company may be unable to service its indebtedness and fund its operations, which could have a material adverse effect on the Company’s business, financial condition or results of operations.

The agreement that will govern the Senior Secured Credit Facilities to be incurred in connection with the acquisition of the Project Finance Debt Business will contain various covenants that impose restrictions on certain of the Company’s subsidiaries that may affect the Company’s ability to operate the its businesses.

The agreement that will govern the Senior Secured Credit Facilities, which is referred to herein as the MUFG Credit Agreement, to be entered into by certain subsidiaries of the Company in connection with the acquisition of the Project Finance Debt Business will impose various affirmative and negative covenants that, subject to certain exceptions, will restrict the ability of such subsidiaries to, among other things, incur debt, have liens on their property, and/or merge or consolidate with any other person or sell or convey certain of their assets to any one person, engage in certain transactions with affiliates and change the nature of their business. In addition, the MUFG Credit Agreement will also require such subsidiaries to maintain a certain loan-to-value ratio. The ability of such impacted subsidiaries to comply with these provisions may be affected by events beyond the Company’s control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate such subsidiaries’ repayment obligations and could result in a default and acceleration under other agreements of the Company and its other subsidiaries containing cross-default provisions. Under these circumstances, the Company and its subsidiaries might not have sufficient funds or other resources to satisfy all of the Company’s and its subsidiaries’ obligations.

To be successful, the Company must retain and motivate key employees, and failure to do so could seriously harm the Company.  In addition, the success of the combined company will be dependent, in part, on the Company’s ability to leverage the capabilities of Starwood Energy Group.

The success of the combined company largely depends on the skills, experience and continued efforts of management and other key personnel. As a result, to be successful, the combined company must retain and motivate executives and other key employees.  Employees of the Project Finance Debt Business may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed. These circumstances may adversely affect the combined company’s ability to retain executives of the Project Finance Debt Business and other key personnel. The combined company also must continue to motivate employees and keep them focused on the strategies and goals of the combined company, which effort may be adversely affected as a result of the uncertainty and difficulties with integrating the Project Finance Debt Business with the Company. If the combined company is unable to retain executives and other key employees, the roles and responsibilities of such executive officers and employees will need to be filled either by existing or new officers and employees, which may require the combined company to devote time and resources to identifying, hiring and integrating replacements for the departed executives and employees that could otherwise be used to integrate the Project Finance Debt Business with the Company or otherwise pursue business opportunities.

In addition, the Company intends to leverage the existing capabilities of Starwood Energy Group, an affiliate of the Company’s manager, SPT Management, LLC, with respect to the combined company’s existing and future energy project finance debt investments, and the combined company’s success will depend, in part, on the Company’s ability to do so.  Starwood Energy Group has no obligation to provide any services to the Company, and so the Company’s ability to access Starwood Energy Group’s existing capabilities will be dependent on the Company’s ongoing relationship with its manager and Starwood Capital Group.  See “Item 1A. Risk Factors—Risks Related to Our Relationship with Our Manager” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Accordingly, there can be no assurance that the Company will continue to have access to Starwood Energy Group and its officers and key personnel.

Tax Considerations Relating to the Acquisition of the Project Finance Debt Business.

The Project Finance Debt Business will be acquired by, and held in, one or more domestic or foreign subsidiaries in order to facilitate the Company’s financing of the acquisition of that portfolio and aid in the maintenance of the Company’s status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986.  The Company anticipates that (i) a domestic subsidiary will initially acquire the majority of the existing loan portfolio of the Project Finance Debt Business and will be disregarded as to the Company for U.S. federal income tax purposes and (ii) the Company will elect to have any foreign subsidiary and certain other domestic subsidiaries that acquire a portion of the existing loan portfolio each treated as a taxable REIT subsidiary.  See “Item 1A. Risk Factors—Risks Related to Our Taxation as a REIT” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

In addition, certain interest payments to any such domestic or foreign subsidiary with respect to the Project Finance Debt Business’s project loans that are made by foreign borrowers may be subject to foreign withholding taxes, which would reduce the net proceeds from such payments that are received by the Company. The Company does not expect interest payments made by a U.S. borrower to any such foreign subsidiary to be subject to U.S. withholding taxes.

Upon the completion of the acquisition of the Project Finance Debt Business, the Company will be subject to the risks of investing in project finance.

The Project Finance Debt Business is an energy project finance origination, underwriting and capital markets business, and its existing loan portfolio consists of 51 senior secured project finance loans with total commitments of approximately $2.5 billion, including approximately $400 million of unfunded commitments, as of June 30, 2018.  Project finance loans are subject to the risk of default, foreclosure and loss, and the risk of loss may be greater than similar risks associated with loans made on the security of other types of assets.  The loan structure for project finance relies primarily on the underlying project’s cash flows for repayment, with the project’s assets, rights and interests typically pledged as collateral.  Accordingly, the ability of the project company to repay a project finance loan is dependent upon the successful development, construction and/or operation of such project rather than upon the existence of independent income or assets of the project company.  Moreover, the loans are typically non-recourse or limited recourse to the project sponsor, and the project company, as a special purpose entity, typically has no assets other than the project.  Accordingly, if the project’s cash flows are reduced or are otherwise less than projected, the project company’s ability to repay the loan will likely be impaired.  The Project Finance Debt Business has made and will continue to make certain estimates regarding project cash flows during the underwriting of its investments. These estimates may not prove accurate, as actual results may vary from estimates. A project’s cash flows can be adversely affected by, among other things:

•                  if the project involves new construction,

•                  cost overruns,

•                  delays in completion,

•                  availability of land, building materials, energy, raw materials and transportation,

•                  availability of work force, management personnel and reliable contractors, and

•                  natural disasters (fire, drought, flood, earthquake) and war, civil unrest and strikes affecting contractors, suppliers or markets;

•                  shortfalls in expected capacity, output or efficiency;

•                  the terms of the power purchase or other use agreements used in the project;

•                  the creditworthiness of the project company and the project sponsor;

•                  competition;

•                  volatility in commodity prices;

•                  technology deployed, and the failure or degradation of equipment;

•                  fluctuations in exchange rates or interest rates, and inflation;

•                  licensing and permit requirements;

•                  increased environmental or other applicable regulations; and

•                  changes in national, international, regional, state or local economic conditions, laws and regulations.

In the event of any default under a project finance loan, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral, if any, and the principal and accrued interest of the loan, which could have a material adverse effect on the Company’s business, financial condition or results of operations.  In the event of the bankruptcy of a project company, the Company’s investment will be deemed to be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession and the Company’s contractual rights may be unenforceable under state or other applicable law. Foreclosure proceedings against a project can be an expensive and lengthy process, which could have a substantial negative effect on the Company’s anticipated return on the foreclosed investment.

The loan portfolio of the Project Finance Debt Business is concentrated in the power industry, which subjects the loan portfolio to more risks than if the loans were more diversified.

Many of the 51 loans in the Project Finance Debt Business’s portfolio are focused in the power industry, including thermal power, renewable power and upstream / midstream / downstream oil and gas, and 35 of these 51 loans relate to projects in the thermal power subsector.  In addition, one of the loans in the portfolio, which is in the renewables sector, represents more than 15% of the total commitments of the portfolio.  If there is a downturn in the U.S. or global power industry generally, or in the thermal power, renewable power or other applicable power subsector specifically, all or a significant portion of the project finance loans may default or not perform in accordance with expectations.  In addition to the factors described above under “—Upon the completion of the Project Finance Debt Business, the Company will be subject to the risks of investing in project finance,” the power industry and its subsectors can be adversely affected by, among other factors:

•                  the supply and demand for, and price of, natural gas, crude oil and other power commodities;

•                  exploration, production and other capital expenditures;

•                  government regulation; and

•                  world and regional events, politics and economic conditions.

Production declines and volume decreases could be caused by various factors, including decreased access to capital or loss of economic incentive to complete a project, depletion of resources, catastrophic events affecting production, labor difficulties, political events, environmental proceedings, increased regulations, equipment failures and unexpected maintenance problems, failure to obtain necessary permits, unscheduled outages, unanticipated expenses, inability to successfully carry out new construction or acquisitions, import or export supply and demand disruptions, or increased competition from alternative power sources.

The default of one or more of the project finance loans as a result of a downturn within the power industry generally, or within the thermal or other subsectors within the power industry specifically, or otherwise, could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company may have difficulty meeting the Company’s obligations on the unfunded commitments on the loans in the Project Finance Debt Business’s portfolio, which could adversely affect us.

As of June 30, 2018, the loans in the Project Finance Debt Business’s portfolio had total commitments of approximately $2.5 billion, including approximately $400 million of unfunded commitments.  Following the completion of the acquisition of the Project Finance Debt Business, under certain circumstances, the Company may find it difficult or impossible to meet the Company’s remaining funding obligations with the existing project finance loans, or with respect to future project finance loans, from the Company’s ordinary operations.  In such situations, in order to meet the Company’s then-existing funding obligations, the Company may be required to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; or (iii) fund the project finance loans with amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. These alternatives could increase the Company’s costs or reduce its equity. Thus, compliance with the funding obligations with respect to the project finance loans may hinder the Company’s ability to grow, which could have a material adverse effect on the Company’s business, financial condition or results of operations.  In the event that the Company is unable to meet its funding obligations with respect to one or more project finance loans, the Company would be in breach of such loan(s), which could damage the Company’s reputation and could result in a lawsuit being brought by the project company or others, which could result in substantial costs and divert the Company’s attention and resources.

The power industry is subject to extensive regulation, which could adversely impact the business and financial performance of the projects to which the Project Finance Debt Business relate.

The projects to which the Project Finance Debt Business relate, which are focused in the power industry, are subject to significant federal, international, state and local governmental regulation in virtually every aspect of their operations, including how facilities are constructed, maintained and operated, environmental and safety controls, and the prices they may charge for the products and services they provide. Various governmental authorities have the power to enforce compliance with these regulations and the permits issued under them, and violators are subject to administrative, civil and criminal penalties, including civil fines, injunctions or both. Stricter laws, regulations or enforcement policies could be enacted in the future that likely would increase compliance costs, which could adversely affect the business and financial performance of the projects.  Any of the foregoing could result in a default on one or more of the Company’s investments, which could have a material adverse effect on the Company’s business, financial condition or results of operations.

The Company generally will not be able to control the projects in which the Project Finance Debt Business has invested or will invest.

Although the covenants in the financing documentation relating to the project finance loans generally restrict certain actions that may be taken by project companies (including restrictions on making equity distributions and incurring additional indebtedness), the Company generally will not be able to control the projects in which the Project Finance Debt Business has invested or will invest.  As a result, the Company will be subject to the risk that the project company may make business decisions with which the Company disagrees or takes risks or otherwise act in ways that do not serve the Company’s interests.

Operation of the projects underlying the loans made by the Project Finance Debt Business involves significant risks and hazards.

The ongoing operation of the projects underlying the loans made by the Project Finance Debt Business, which are focused in the power industry, involves risks that include the breakdown or failure of equipment or processes or performance below expected levels of output or efficiency due to wear and tear, latent defect, design error or operator error or force majeure events, among other things. In addition to natural risks such as earthquake, flood, drought, lightning, wildfire, hurricane and wind, other hazards, such as fire, explosion, structural collapse and machinery failure, acts of terrorism or related acts of war, hostile cyber intrusions or other catastrophic events are inherent risks in the operation of a project, and in particular a power industry project. These and other hazards can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment and contamination of, or damage to, the environment and suspension of operations. Operation of a project also involves risks that the operator will be unable to transport its product to its customers in an efficient manner due to a lack of transmission capacity. Unplanned outages of projects, including extensions of scheduled outages due to mechanical failures or other problems, occur from time to time and are an inherent risk of the power industry. Unplanned outages typically increase operation and maintenance expenses and may reduce revenues. While a project typically maintains insurance, obtains warranties from vendors and obligates contractors to meet certain performance levels, the proceeds of such insurance, warranties or performance guarantees may not cover the lost revenues, increased expenses or liquidated damages payments should the project experience equipment breakdown or non-performance by contractors or vendors.  A project’s inability to operate its assets efficiently, manage capital expenditures and costs and generate earnings and cash flow could have a material adverse effect on the project company’s ability to repay the Project Finance Debt Business’s loan, which could result in its default.  A default on one or more of the Project Finance Debt Business’s loans could have a material adverse effect on the Company’s business, financial condition or results of operations.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press Release of Starwood Property Trust, Inc. issued August 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2018	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel